UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

Four Star Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-53439	26-1427633
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

100 Four Star Lane
Odenville, Alabama 35120
(Address of Principal Executive Offices including Zip Code)

(205) 640-3726
(Registrant’s Telephone Number, including Area Code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 31, 2010, the Company entered into an Agreement and Plan of Stock Exchange  with Ridgefield Development Corporation, an Alabama corporation.  The terms of the Stock Exchange consist of the principals and shareholders of Ridgefield Development Corporation exchanging the total amount of 1,230 common shares issued and outstanding to Four Star Holdings in exchange for Four Star Holdings issuing 2,000,000 common shares of restricted stock.  The Stock Exchange shall qualify as a tax free reorganization under Section 338 of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and the parties intend their Agreement to qualify as a "business combination" with Ridgefield Development Corporation becoming a wholly owned subsidiary of Four Star Holdings.

On March 31, 2010, the Company entered into an Agreement and Plan of Stock Exchange  with Four Star Realty, LLC, an Alabama limited liability corporation.  The terms of the Stock Exchange consist of the principals and shareholders of Four Star Realty, LLC exchanging 100% of the issued and outstanding  member interests to Four Star Holdings in exchange for Four Star Holdings issuing 38,000 common shares of restricted stock.  The Stock Exchange shall qualify as a tax free reorganization under Section 338 of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and the parties intend their Agreement to qualify as a "business combination" with Four Star Realty becoming a wholly owned subsidiary of Four Star Holdings.

Item 9.01  Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement dated March 31, 2010 by and between the Company and Four Star Realty, LLC

10.2	Agreement dated March 31, 2010 by and between the Company and Ridgefield Development Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR STAR HOLDINGS, INC.
(Registrant)

 Dated:  July 8, 2010
By:/s/ Bobby R. Smith, Jr.
    Bobby R. Smith, Jr.
    President and Chief Executive Officer

Four Star Holdings, Inc.

Index to Exhibits

Exhibit Number	Description

10.1	Agreement dated March 31, 2010 by and between the Company and Four Star Realty, LLC

10.2	Agreement dated March 31, 2010 by and between the Company and Ridgefield Development Corporation